EXHIBIT 99.1

PINNACLE ENTERTAINMENT STOCKHOLDERS APPROVE

TRANSACTION WITH GAMING AND LEISURE PROPERTIES, INC.

LAS VEGAS, March 15, 2016 — Pinnacle Entertainment, Inc. (NASDAQ: PNK) (“PNK”) today announced the results of its special meeting of stockholders, which was held at L’Auberge Baton Rouge Casino Hotel to consider proposals related to its previously announced transaction with Gaming and Leisure Properties, Inc. (“GLPI”). At the special meeting, PNK stockholders approved the merger with GLPI by voting affirmatively to adopt the merger agreement for the transaction. In addition, GLPI today announced that its shareholders voted to approve its proposal to issue shares of GLPI common stock to stockholders of PNK in connection with GLPI’s pending acquisition of substantially all of Pinnacle’s real estate assets.

Anthony Sanfilippo, Pinnacle Entertainment’s Chief Executive Officer stated, “We are proud to unlock value with this transformational transaction, and appreciate our stockholders’ overwhelming support and vote of approval at our special meeting. We are excited that our stockholders will continue to have the opportunity to own shares of Pinnacle Entertainment, a dynamic, well-capitalized gaming entertainment company. Our stockholders will also receive shares of Gaming and Leisure Properties as consideration for the Company’s real estate assets. As a result of our transaction, Gaming and Leisure Properties will enhance its geographic and tenant diversification, and almost double its cash rental revenue and leased gaming facilities.

“We are working diligently to obtain the remaining required gaming regulatory approvals in Louisiana, Nevada, and Missouri, and anticipate closing the transaction as soon as possible after those are received,” concluded Mr. Sanfilippo.

As previously disclosed, on July 21, 2015, PNK and GLPI jointly announced a transaction in which Pinnacle will spin off its operating business and the real property of Belterra Park Gaming & Entertainment Center into a separately traded public company (“OpCo”) and the real estate assets held by the remaining company (“PropCo”) will be acquired by GLPI. As consideration for the real estate assets in PropCo, Pinnacle shareholders will receive a fixed exchange ratio of 0.85 of a share of GLPI common stock per share of Pinnacle common stock they own. Pinnacle shareholders will also receive one share of OpCo common stock for each share of Pinnacle common stock they own.

After the close of the transaction, Pinnacle will operate the leased gaming facilities under a triple-net Master Lease agreement with GLPI and will pay initial annual rent of $377 million. The transaction is subject to customary closing conditions and the receipt of additional regulatory approvals.

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Forward Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding the transaction between PNK and GLPI whereby PNK would sell its real estate assets to GLPI and spin-off PNK’s operations into a new public company; receipt of regulatory approvals and the consummation of the transaction and the timing thereof. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside PNK’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI will be completed on any particular timeframe or at all. Accordingly, PNK cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review PNK’s filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between GLPI and Pinnacle, GLPI has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-206649) that includes a definitive joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. This communication is not a substitute for the joint proxy statement/prospectus or any other document that GLPI or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. The registration statement on Form S-4 was declared effective by the SEC on February 16, 2016. Pinnacle mailed the definitive proxy statement/prospectus to its stockholders on or about February 16, 2016, and its stockholders approved the transaction on March 15, 2016. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by GLPI are available free of charge on GLPI’s investor relations website at investors.glpropinc.com or by contacting GLPI’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment businesses, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

About Gaming & Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Contact:

Vincent J. Zahn, CFA

Vice President & Treasurer

702-541-7777/investors@pnkmail.com

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